EXHIBIT 10.85

	  GUARANTY AGREEMENT


	  DATED AS OF APRIL 1, 1994


	  BETWEEN

	  ASTEC INDUSTRIES, INC.

	  AND

	  BANK ONE, TEXAS, NA

	  AS TRUSTEE

	  $8,000,000





  GRAPEVINE INDUSTRIAL DEVELOPMENT CORPORATION
  INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 1994
  (TRENCOR JETCO, INC. PROJECT)




This is a Guaranty Agreement dated as of April 1, 1994, between Astec Industries, Inc., a Tennessee corporation (the Guarantor), and Bank One, Texas, NA (the Trustee), as Trustee under that certain Indenture of Trust dated as of April 1, 1994 (the Indenture) from Grapevine Industrial Development Corporation, a public nonprofit corporation duly organized and existing under the laws of the State of Texas (the Issuer). All initially capitalized terms utilized herein which are not otherwise defined shall have the meanings set forth in the Indenture.

Recitals

The Issuer concurrently herewith is issuing its Industrial Development Revenue Bonds, Series 1994 (Trencor Jetco, Inc. Project) in the aggregate principal amount of $8,000,000 (the Bonds) under and pursuant to the Indenture.

  	The proceeds derived from the issuance of the Bonds are to be used to finance the acquisition, construction, and equipping of a manufacturing facility located in the City of Grapevine, Texas, to be owned and operated by Trencor Jetco, Inc., a Texas corporation (the Company). The proceeds of the Bonds will be loaned to the Company, pursuant to a Loan Agreement dated as of April 1, 1994 (the Agreement) by and between the Issuer and the Company.

  	The Company is a wholly-owned subsidiary of the Guarantor.

  	In order to enhance the marketability of the Bonds and thereby achieve cost and other savings to the Guarantor and as an inducement to the purchasers of the Bonds by all who shall at any time become Owners of the Bonds, the Guarantor does hereby covenant and agree with the
	  Trustee as follows:


	  Article I
	  Representations and Warranties of Guarantor

  	Section 1.1.	The representations, warranties, and agreements of
the Guarantor set forth in Section 4.02 of the Purchase Agreement are incorporated by reference herein and are true and correct as of the date hereof.


	  Article II
	  Covenants and Agreements

  	Section 2.1.	The Guarantor hereby unconditionally guarantees
to the Trustee for the benefit of the Owners of the Bonds (a) the full and prompt payment of the principal of and premium, if any, on the Bonds when and as the same shall become due, whether at the stated maturity thereof, by acceleration, by call for redemption or otherwise, (b) the full and prompt payment of the interest on the Bonds when and as the same shall become due,
(c) the full and prompt payment of the purchase price of Bonds tendered or deemed tendered pursuant to the Indenture when and as the same shall become due, and (d) the full and prompt payment of the Company's obligations under the Agreement including all fees and expenses of the Issuer and the Trustee relating to the Bonds. All payments by the Guarantor shall be paid in lawful money of the United States of America. Each and every default in payment of the principal or purchase price of, premium, if any, or interest on any Bond or default in payment of any amount due under the Agreement shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

  	Section 2.2.	The obligations of the Guarantor under this
Guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire principal of, premium, if any, and interest on the Bonds shall have been paid or funds sufficient for such payment shall have been deposited with the Trustee in trust for such purpose as provided in
Article V of the Indenture and all amounts payable by the Company under the Agreement shall have been paid in full and such obligations shall not be affected, modified, or impaired upon the happening from time to time of any event other than such payment, including, without limitation, any of the following, whether or not with notice to, or the consent of, the Guarantor:

  	(a)	the compromise, settlement, release, or termination of any
or all of the obligations, covenants, or agreements of the Issuer under the Indenture or of the Company under the Agreement; or

  	(b)	the failure to give notice to the Guarantor of the occurrence of an event of default under the terms and provisions of this Guaranty, the Indenture, or the Agreement; or

	(c)	the waiver of the payment, performance, or observance by
the Issuer, the Company, or the Guarantor of any of the obligations, covenants or agreements of either of them contained in the Indenture, the Agreement, or this Guaranty; or

  	(d)	the extension of the time for payment of any principal of,
premium, if any, or interest on any Bond or under this Guaranty or the extension or renewal of the time for performance of any other obligations, covenants, or agreements under or arising out of the Indenture, the Agreement, or this Guaranty, whether or not with notice to the Guarantor; or

  	(e)	the modification or amendment (whether material or
otherwise) of any obligation, covenant, or agreement set forth in the Indenture or the Agreement; or

  	(f)	any failure, omission, delay, or lack on the part of the Issuer or the Trustee to enforce, assert, or exercise any right, power, or remedy conferred on the Issuer or the Trustee in this Guaranty, the Indenture, or the Agreement, or any other act or acts on the part of the Issuer, the Trustee or any of the owners from time to time of the Bonds; or

  	(g)	the voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or re-adjustment of, or other similar proceedings affecting the Company, the Guarantor, or the Issuer or any of the assets of either of them or any allegation or contest of the validity of this Guaranty, the Indenture, or the Agreement in any such proceeding; or

  	(h)	the release or discharge of the Company or the Issuer from
the performance or observance of any obligation, covenant, or agreement contained in the Agreement or the Indenture by operation of law; or

  	(i)	to the extent permitted by law, the release or discharge of
the Guarantor from the performance or observance of any obligation, covenant, or agreement contained in this Guaranty by operation of law; or
  	(j)	the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guaranty or in the Agreement; or

  	(k)	the invalidity of the Agreement, the Indenture, or the
Bonds.

  	Section 2.3.	No set-off, counterclaim, reduction, or diminution
of an obligation, or any defense of any kind or nature which the Company has or may have against the Issuer or the Trustee or which the Issuer may have against the Trustee, shall be available hereunder to the Guarantor against the Trustee.

  	Section 2.4.	Upon the occurrence of any Event of Default, the
Trustee, in its sole discretion, shall have the right to proceed first directly against the Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have against the Issuer, the Guarantor, or any other person, firm, or corporation and without resorting to any other security held by the Issuer or the Trustee.

  	Before taking any action hereunder, the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses and to protect against all liability, except liability which is adjudicated to have resulted from its negligence or willful default by reason of any action so taken.

  	Section 2.5.	The Guarantor hereby expressly waives notice from
the Trustee or the Owners of the Bonds of their acceptance and reliance on this Guaranty. To the extent permitted by applicable law, the Guarantor agrees to pay all costs, expenses, and fees, including all reasonable attorneys' fees, which may be incurred by the Trustee in enforcing or attempting to enforce this Guaranty following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

  	Section 2.6.	This Guaranty is entered into by the Guarantor
with the Trustee for the benefit of the Owners of the Bonds, all of whom shall be entitled to enforce performance and observance of this Guaranty to the same extent provided for the enforcement of remedies under the Indenture.

  	Section 2.7.	So long as the Bonds or any portion thereof shall
be outstanding, the Guarantor will maintain its corporate existence, will continue to be a corporation duly qualified to conduct business in each state in which failure so to do would be materially adverse to the Guarantor, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another legal entity or permit one or more other legal entities (other than one or more subsidiaries of the Guarantor) to consolidate with or merge into it, or sell or otherwise transfer to another legal entity all or substantially all its assets as an entirety and dissolve, unless (a) in the case of any merger or consolidation, the Guarantor is the surviving corporation, or (b)(i) the surviving, resulting, or transferee legal entity is organized and existing under the laws of the United States, a state thereof or the District of Columbia, and (if not the Guarantor) assumes in writing all the obligations of the Guarantor under this Guaranty, and (ii) no event which constitutes, or which with the giving of notice or the lapse of time or both would constitute an Event of Default shall have occurred and be continuing immediately after such merger, consolidation, or transfer.

  	Section 2.8.	The Guarantor agrees to have an annual audit
made by its regular independent certified public accountants and to furnish the Trustee (within 90 days after receipt by the Guarantor) with a balance sheet and statement of income and surplus showing the financial condition of the Guarantor and its consolidated subsidiaries, if any, at the close of each fiscal year and the results of operations of the Guarantor and its consolidated subsidiaries, if any, for each fiscal year, accompanied by the opinion of said accountants. The Trustee will hold such reports solely for the purpose of making them available at its corporate trust office for examination by the Bond Owners, and is not required to notify the Bond
Owners of the contents of any such report. The Guarantor may fulfill its obligation under this Section by furnishing the Trustee a copy of its annual report to shareholders after such report has been made available to its shareholders, if such report shall contain the above described financial statements. A copy of each such report, as well as each of its quarterly reports to shareholders, will be filed with the Issuer.

  	Section 2.9.	So long as a Letter of Credit is in effect, the
Guarantor, shall not, directly or indirectly, purchase any Bonds with any funds that do not constitute Available Moneys, except as required by Section
2.1 of this Guaranty.


	  Article III
	  Amendments; Release

  	Section 3.1.	The Guarantor and the Trustee, at any time and
from time to time, may enter into one or more instruments supplemental hereto, under the conditions set forth in Article X of the Indenture. This Guaranty may be released under the conditions set forth in Section 9.05 of the Indenture.


	  Article IV
	  The Trustee

  	Section 4.1.	The Trustee agrees to perform its duties under this
Guaranty, but only upon and subject to the terms and conditions set forth in
Article VII of the Indenture.


	  Article V
	  Miscellaneous

  	Section 5.1.	The obligations of the Guarantor hereunder shall
arise absolutely and unconditionally when the Bonds shall have been issued, sold, and delivered by the Issuer.

  	Section 5.2.	This Guaranty constitutes the entire agreement,
and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

  	Section 5.3.	The invalidity or unenforceability of any one or
more phrases, sentences, clauses, or Sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

  	Section 5.4.	Any consent, approval, direction, or other
instrument required by this Guaranty to be signed and executed by the Bond Owners may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bond Owners in person or by agent appointed in writing. Proof of the execution of any such consent, approval, direction, or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made pursuant to the Indenture, shall be sufficient for any of the purposes of this Guaranty, and shall be conclusive in favor of the Trustee with regard to any action taken under such request or other instrument.

  	Section 5.5.	This Guaranty shall be governed exclusively by the
laws of Texas.

  	Section 5.6.	With the exception of rights herein expressly
conferred, nothing herein expressed or mentioned in or to be implied from this Guaranty is intended or shall be construed to give to any person other than the parties hereto and the Owners of the Bonds any legal or equitable right, remedy or claim under or in respect of this Guaranty. This Guaranty and all of the covenants, conditions, and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and the owners of the Bonds as herein provided and shall inure to the benefit of and bind their respective successors and assigns.




  	In Witness Whereof, the parties hereto have caused this Guaranty to be executed in their respective corporate names by their respective officers, thereunto duly authorized as of the date first above written.

	  	ASTEC INDUSTRIES, INC.



	  	By:  /s/ Albert E. Guth
	  	     Authorized Officer